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Exhibit 10.4

LIGHTSPACE CORPORATION

INCENTIVE STOCK OPTION AGREEMENT
Number—

Under the 2005 Equity Incentive Plan

        LIGHTSPACE CORPORATION (the "Company"), a Delaware corporation, hereby grants, effective as of                        ,            (the "Effective Date"), to                         (the "Optionee") the right and option (the "Option") to purchase up to                        shares of its Common Stock, $.0001 par value (the "Shares"), at a price of $                        per share, subject to the following terms and conditions.

        1.     Relationship to Plan.    The Option is granted pursuant to the Company's 2005 Stock Incentive Plan (the "Plan"), and is in all respects subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee (the receipt of which the Optionee hereby acknowledges). Capitalized terms used and not otherwise defined in this Agreement are used as defined in the Plan. The Optionee hereby accepts the Option subject to all the terms and provisions of the Plan (including without limitation provisions relating to expiration and termination of the Option and adjustment of the number of shares subject to the Option and the exercise price therefor). The Optionee further agrees that all decisions under and interpretations of the Plan by the Company shall be final, binding, and conclusive upon the Optionee and his or her successors, permitted assigns, heirs, and legal representatives.

        2.     Exercise.    The Option shall become exercisable only as follows, provided, in each case, that the Optionee continues to be employed by the Company or a Subsidiary (as defined in the Plan) of the Company on each applicable date:

Date	Number or Percentage of Shares for which Option Becomes Exercisable

        As a condition precedent to any exercise of this option, the Optionee shall deliver to the Company a stock purchase agreement in a form and substance satisfactory to Company's counsel which shall contain, among other matters, a statement in writing that the option is being exercised with a view to invest in, and not with a view to the disposition of, the shares for which the option is then being exercised; that the Optionee or his/her financial advisors have fully investigated the Company's financial condition; and that the optionee believes that the nature and amount of the shares being purchased are consistent with his/her investment objectives and resources. The conditions imposed by this paragraph and any investment representations made pursuant to this paragraph shall be inoperative when there is an effective registration statement under the Securities Act of 1933 covering the stock.

        The granting or exercise of this option shall not impose upon the Company any obligation to employ or to continue to imploy the Optionee, and the right of the Company to terminate the employment of the Optionee shall not be diminished or affected by reason of the fact that this option has been granted to, or exercised by, the Optionee.

        3.     Termination of Option.    The Option shall terminate on the earlier of (a)                          , 20    , and (b) if the Optionee's employment with the Company terminates for any reason, the applicable date determined from the following table:

	Reason for Termination of Employment	Option Termination Date
(i)	Death of employee	Twelve months thereafter
(ii)	Total and permanent disability of employee (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended)	Twelve months thereafter
(iii)	Termination of employment for any other reason	Thirty days thereafter

        Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's reemployment rights are guaranteed by statute or by contract.

        This option shall be void and terminated if the Optionee's employment with the Company is terminated for "cause". As used in this paragraph, "cause" shall mean (a) any material breach by the Optionee of any agreement to which the Optionee and the Company are both parties, (b) any act (other than retirement) or omission to act by the Optionee which may have a material and adverse effect on the Company's business or on the Optionee's ability to perform services for the Compnay, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (c) any material misconduct or material neglect of duties by the Optionee in connection with the business or affairs of the Company.

        4.     "Lock-Up" Agreement.    The Optionee agrees that upon the Company's request at any time, whether before or after the exercise of the Option, the Optionee shall enter into an agreement pursuant to which, if the Company deems it necessary or desirable to make any public offering of shares of Common Stock, then without the prior written consent of the Company or the managing underwriter, if any, of any such offering, the Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge, or otherwise encumber or otherwise dispose of any shares of Common Stock issued or issuable pursuant to the Option, during such period (not to exceed 210 days) commencing 30 days prior to the effective date of the registration statement relating to such offering as the Company may request.

        5.     Right of First Refusal.    The Optionee shall not sell or otherwise transfer, by gift or otherwise, all or any part of the Shares except in compliance with the terms of this Agreement. If the Optionee desires to sell or otherwise transfer any of his Shares, or any interest therein, whether voluntarily or by operation of law, to any person or entity, the Optionee shall first deliver written notice of his desire to do so (the "Notice") to the Company. The Notice must specify: (i) the name and address of the party to which the Optionee proposes to sell or otherwise transfer the Shares or an interest in the Shares (the "Proposed Transferee"), (ii) the number of Shares the Optionee proposes to sell or otherwise transfer (the "Offered Shares"), (iii) the consideration per share to be delivered to the Optionee for the proposed sale or transfer (the "Offer Price"), and (iv) all of the material terms and conditions of the proposed transaction, which must be a bona fide transaction. The Company shall have the right to purchase all or any part of the Offered Shares and such right shall be exercisable within thirty (30) days of receipt of the Notice by acceptance of all of the terms of the Notice. If the Company does not elect to purchase all of the Offered Shares, the Optionee shall be free to sell that portion of the Offered Shares which the Company did not elect to purchase to the Proposed Transferee pursuant to the terms set forth in the Notice. If the Company does elect to purchase all or any part of the Offered Shares, the closing of such purchase and sale shall take place at the date specified in the Company's written notice, such date to be no later than thirty (30) days after the date of such notice. The Company shall have the right to assign its rights under this Section 5 to one or more persons.

        6.     Methods of Exercise.    The Option shall be exercisable only by a written notice in form and substance acceptable to the Company, specifying the number of shares to be purchased and accompanied by payment in cash of the aggregate purchase price for the shares for which the Option is being exercised.

        7.     Characterization of Option for Tax Purposes.    Although the Option is intended to qualify as an "incentive stock option" under the Internal Revenue Code of 1986, as amended, the Company makes no representation or warranty as to the tax treatment to the Optionee upon receipt or exercise of the Option or sale or other disposition of the shares covered by the Option. In addition, options granted to the Optionee under the Plan and any and all other plans of the Company and its affiliates shall not be treated as incentive stock options for tax purposes to the extent that options covering in excess of $100,000 of stock (based upon fair market value of the stock as of the respective dates of grant of such options) become exercisable in any calendar year; and such options shall be subject to different tax treatment (including the possibility of income tax withholding in accordance with the Plan).

        8.     Compliance with Laws.    The obligations of the Company to sell and deliver Shares upon exercise of the Option are subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the relevant committee of the Board. If so required by the Board or such committee, no shares shall be delivered upon the exercise of the Option until the Optionee has given the Company a satisfactory written statement that he is purchasing such shares for investment, and not with a view to the sale or distribution of any such shares, and with respect to such other matters as the Board may deem advisable in order to assure compliance with applicable securities laws. All shares issued upon exercise of the Option shall bear appropriate restrictive legends.

        9.     General.    The Optionee may not transfer, assign, or encumber any of his or her rights under this Agreement, and any attempt to do so shall be void. This Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of the sections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

        IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement as an agreement under seal as of the Effective Date.

LIGHTSPACE CORPORATION
Signature:
Name:
Title:
OPTIONEE
Name:
Street Address:
City, State ZIP:
Social Security Number:

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LIGHTSPACE CORPORATION INCENTIVE STOCK OPTION AGREEMENT Number— Under the 2005 Equity Incentive Plan